                                                                    EXHIBIT 99.1


                               Penton Media, Inc.
                         Second Quarter/First Half 2005
                      Performance and Operating Highlights



                                                   SECOND QUARTER AND YTD PERIODS ENDING JUNE 30

($ in thousands)                             SECOND QUARTER                                        YEAR TO DATE
                        ---------------------------------------------------    ---------------------------------------------------
                           2005      2004 RESTATED     $ CHANGE    % CHANGE        2005       2004 RESTATED    $ CHANGE   % CHANGE
                        ---------    -------------     ---------   --------    ----------     -------------    --------   --------
Revenues                $  43,814     $   46,106       $  (2,292)    -5.0%     $   97,145      $   98,897      $ (1,752)   -1.8%
Net Loss                $  (5,804)    $  (15,226)      $   9,422      n/m      $   (3,991)     $  (21,128)     $ 17,137     n/m
Net Loss Applicable
to Common Stockholders  $  (7,695)    $  (18,634)      $  10,939      n/m      $   (7,705)     $  (29,729)     $ 22,024     n/m
Adj EBITDA*             $   6,819     $    4,014       $   2,805     69.9%     $   22,329      $   16,344      $  5,985    36.6%
Adj EBITDA Margin            15.6%           8.7%                                    23.0%          16.5%

*   Reconciliation of net loss to adjusted EBITDA follows in this document.

    Q2 2005 PERFORMANCE HIGHLIGHTS COMPARED WITH YEAR-AGO PERIOD

         o 2Q revenues declined $2.3m, or 5%, but increased $0.8m, or 1.9%, after adjusting for timing shifts (three conferences, two print products) and the discontinuation of four products.

         o Profit performance continued improvement trend. Net loss was $5.8m compared with $15.2m net loss in 2Q 2004. Total operating expenses declined $11.6m, or 22.6%; selling, general and administrative (SG&A) costs declined $4.5m, or 21.2%.

         o Adjusted EBITDA grew nearly 70%, but increased 106% after adjusting for the timing shifts and discontinued products noted. 2Q adjusted EBITDA margin expanded by almost 7 percentage points to 15.6%.


    FIRST-HALF 2005 PERFORMANCE HIGHLIGHTS COMPARED WITH YEAR-AGO PERIOD

         o YTD revenues decreased $1.8m, or 1.8%, but increased $1.0m, or 1.1%, after adjusting for event timing shifts and discontinued products.

         o Adjusted EBITDA grew 36.6% to $22.3m; adjusted EBITDA grew 39% after adjusting for the timing shifts and discontinued products noted above.

         o Adjusted EBITDA margin reached 23% compared with 16.5% in year-ago period.

    PRODUCT LINE OVERVIEW

    o PUBLISHING

         o Q2 revenues declined $1.5m, or 4%, compared with 2Q 2004. Revenues declined $1.0m, or 2.7% after adjusting for discontinuations of two print properties and publishing schedule changes.

         o YTD revenues declined $2.3m, or 3.3%; revenues declined $2.0m, or 2.9% after adjusting for factors noted above.

    o EVENTS

         o Q2 revenues declined $1.3m, or 26%, primarily due to the discontinuation of two events and the timing change of three conferences. Revenues grew $1.3m, or 56.7%, adjusting for these factors.

         o YTD revenues declined $0.6m, or 2.8%, due primarily to the change in timing of a conference from June in 2004 to September this year. Revenues increased $1.6m or 8.4%, after adjusting for the timing change and event discontinuations.

    o ONLINE

         o Q2 revenues grew $0.4m, or 10%, due primarily to new product successes across several business units. Adjusting for discontinued properties, revenues expanded $0.5m, or 12.2%.

         o YTD eMedia revenues increased $1.1m, or 14.3%. Adjusting for discontinued properties, revenues increased $1.4m or 19.2%.

         o New Web conferences and product introductions are expected to accelerate our eMedia growth rate to high teens in Q3 and Q4.

REPORTING SEGMENT OVERVIEW

    o INDUSTRY

         o Q2 revenues expanded $0.6m, or 2.8%, to $20.0m on the strength of eMedia increases across the four market units that comprise the segment. After adjusting for a conference timing shift, revenues were up $0.8m, or 4.2%.

         o YTD revenues grew $0.8m, or 2.1%, to $37.5m. After adjusting for the event timing change noted, revenues grew $1.0m, or 2.9%.

    o TECHNOLOGY

         o Q2 revenues declined $1.3m or 7.7%. The decline was due largely to shift in timing of two IT conferences, roadshow timing and weakness in electronics OEM print advertising. IT media print advertising strengthened with a more modest revenue decline year-to-year. Adjusting for discontinued properties and timing of events, revenues were flat with the year-ago period.

         o YTD revenues down $1.9m, or 6.2%. Adjusting for discontinued properties, revenues were down $0.8, or 2.7%.

    o LIFESTYLE

         o Q2 revenues down $1.0m, or 24.9%, due largely to discontinuation of Natural Products Expo Europe, which took place in Q2 of 2004. Adjusting for that factor, segment revenues increased modestly.

         o YTD revenues down $0.3m, or 1.3%. Adjusting for the discontinued event, revenues increased $0.8m, or 3.8%.

    o RETAIL

         o Q2 revenues were down $0.6m, or 9.8%, due primarily to publishing schedule changes and a discontinued conference. Revenues decreased $0.1m, or 2%, after adjusting for these factors.

         o YTD revenues decreased $0.4m, or 3.6%. Adjusting for timing differences and cancelled products, revenues were flat to the year-ago period.

STRATEGIC REVIEW

    o Significant progress made with strategies to drive revenue and profits by accelerating eMedia product development and serving customers' marketing needs through integrated media solutions that leverage the strength of our leading magazine brands. The Company also is pursuing selected strategic investments in add-on properties and strategic partnerships that enhance our current product offering. Recent strategic highlights include:

         o 125 Web conferences produced in the first half of 2005 compared with 100 in the first half of 2004;

         o 25 digital editions developed YTD, including 2 digital-only editions creating growth opportunities in targeted markets;

         o 8 Web sites and 3 new microsites were launched or redeveloped in first half of 2005;

         o Acquisition in June of Kosher World trade show, to collocate with Natural Products Expo West in March 2006, providing foundation for expansion of natural products/food sector portfolio into ethnic/specialty foods markets;

         o Acquisition in August of MSD2D (Microsoft Developer to Developer), a high-tech media company serving the Exchange, SharePoint, .NET, and Security communities of IT professionals with a broad product portfolio, creating market synergies with Penton Windows IT Pro Group and TCI (conference group), and strengthening the Company's IT media business; and

         o Partnership formed in August with Global Sources/CMP Media joint venture to publish Electronic Design - China, extending Penton Electronics Group's reach into the booming Asian market.


BALANCE SHEET/LIQUIDITY

    o Total debt at June 30, 2005, was $328.2m. As of June 30, Penton had access to $36.5m of its credit facility. The Company's financial position is strong and we have ample liquidity under our credit facility.

     RECONCILIATION OF NET LOSS TO EBITDA AND CONSOLIDATED ADJUSTED EBITDA
                                ($ IN THOUSANDS)


                                               THREE MONTHS ENDED           SIX MONTHS ENDED
                                                    JUNE 30,                    JUNE 30,
                                               2005          2004          2005          2004
                                             --------      --------      --------      --------
Net loss                                     $ (5,804)     $(15,226)     $ (3,991)     $(21,128)
Interest expense                                9,363         9,362        18,746        18,820
Provision for income taxes                        618           767         1,396         1,531
Depreciation and amortization                   2,310         2,827         4,577         5,675
                                             --------      --------      --------      --------
     EBITDA                                     6,487        (2,270)       20,728         4,898

Loan and Security Agreement Adjustments:
Restructuring and other charges                   186         3,502           252         4,362
Provision for loan impairment                      --         1,717            --         1,717
Executive separation costs                         --           347             3         2,701
Non-cash compensation                               3           559            14           682
Interest income                                   (32)          (50)          (62)         (136)
Discontinued operations, net of taxes             159           215         2,959         2,124
Gain on extinguishment of debt                     --            --        (1,589)           --
Other, net                                         16            (6)           24            (4)
                                             --------      --------      --------      --------
     Consolidated Adjusted EBITDA            $  6,819      $  4,014      $ 22,329      $ 16,344
                                             ========      ========      ========      ========
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